UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED

HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road

Second Floor

Westport, CT 06880

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Compass Group Diversified Holdings LLC (the “Company” and, together with Compass Diversified Holdings (NYSE: CODI), “CODI,” “us” or “we”), exercised its option for an incremental term loan in the amount of $30 million (the “Incremental Term Loan”) pursuant to that certain Incremental Facility Amendment, dated as of April 2, 2012 (the “Incremental Facility Amendment”) to that certain Credit Agreement, dated as of October 27, 2011 (as amended, the “Credit Agreement”), among the Company, the lenders party thereto from time to time (the “Lenders”), and Toronto Dominion (Texas) LLC, as agent for the Lenders (the “Agent”). The Incremental Term Loan was issued at 99% of par value and increased the term loans outstanding under the Credit Agreement from approximately $224.4 million (the “Prior Term Loans Outstanding”) to approximately $254.4 million, which will be subject to quarterly amortization payments of approximately $0.64 million with a final payment equal to the outstanding principal balance thereof in October 2017.

The Company also announced that, concurrent with the Incremental Facility Amendment, the Company, the Lenders and the Agent have entered into a further amendment to the Credit Agreement, dated as of April 2, 2012 (the “Second Amendment to Credit Agreement”). The Second Amendment to Credit Agreement (i) reduced the margin on LIBOR Loans from 6.00% to 5.00% and on Base Rate Loans from 5.00% to 4.00% and (ii) reduced the LIBOR floor from 1.50% to 1.25%. All other terms of the Credit Agreement remain unchanged.

The Company paid an amendment fee in connection with the Second Amendment to Credit Agreement of approximately $2.244 million, which amount was equal to 1.00% of the Prior Term Loans Outstanding, and incurred additional fees and expenses in connection with the Second Amendment to Credit Agreement and the Incremental Facility Amendment of approximately $0.6 million in the aggregate. Net proceeds from the Incremental Term Loan were or will be used to reduce revolving loans outstanding pursuant to the Company’s $290 million revolving credit facility under the Credit Agreement.

The foregoing descriptions of the Second Amendment to Credit Agreement and the Incremental Facility Amendment are not meant to be exhaustive and are qualified in their entirety by the documents themselves, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference. Terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Second Amendment to Credit Agreement and Incremental Facility Amendment are incorporated herein in their entirety.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Toronto Dominion (Texas) LLC, dated as of April 2, 2012.

10.2	Incremental Facility Amendment to Credit Agreement among Compass Group Diversified Holdings LLC and Toronto Dominion (Texas) LLC, dated as of April 2, 2012.

99.1	Press Release dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer